Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Forms S-8 (Nos. 333-09911, 333-131051, 333-145454, 333-168606, 333-168607, 333-196937, 333-196940, 333-204431, and 333-263875) of our report dated November 17, 2021, with respect to the consolidated financial statements of Amtech Systems, Inc., as of September 30, 2021, and for each of the two years in the period ended September 30, 2021, included in this Annual Report on Form 10-K for the year ended September 30, 2022.

/s/ MAYER HOFFMAN MCCANN P.C.

Phoenix, Arizona November 30, 2022